EXHIBIT 99.1


                                                   CONTACT:
                                                   Charles Best
                                                   Chief Financial Officer
                                                   BioSource International, Inc.
                                                    chuckb@biosource.com
                                                    (805) 383-5249


WEDNESDAY SEPTEMBER 26, 7:01 AM EASTERN TIME

PRESS RELEASE

BIOSOURCE APPOINTS NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

         CAMARILLO, Calif--Sept. 26, 2001--BioSource International Inc. (Nasdaq:BIOI - NEWS) today announced the appointment of Leonard M. Hendrickson as president and chief executive officer of the Camarillo-based biotechnology company.

         Hendrickson has been a director of BioSource since 1993 and is currently the president and director of Isotope Products Laboratories, a subsidiary of Eckert & Ziegler AG, a German biomedical company whose shares are publicly traded on the Frankfurt NeuerMarkt in Germany.

         Hendrickson replaces James H. Chamberlain, the founder and former president and chief executive officer of the company, who returned from retirement last May to serve as interim CEO. Hendrickson will continue to serve as a director of the company.

         "We are very excited to have Len on board leading BioSource as its CEO," stated Jean-Pierre Conte, the company's interim chairman. "Len has the unique skill set we feel is necessary to carry out our new strategies and to position BioSource for the future. Although we conducted an extensive search to fill the position, Len was a leading candidate from the start."

         "This is an exciting opportunity for me," Hendrickson said. "BioSource is a dynamic biotechnology company wonderfully positioned to play a significant role in the burgeoning genomic and proteomic marketplace. My first job will be to strategically position the company for accelerated top-line growth. I look forward to working with the management team to increase the growth rate of BioSource and gain a larger share of our marketplace."


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         Hendrickson has served in his present role as president and director of
Isotope Products Laboratories since 1992. From 1990 to 1992, Hendrickson was the principal consultant for Microchemics, a marketing and business development consulting firm that he founded. He also held several management positions with Amersham Pharmacia Biotech, a major provider of biotechnology systems, products and services.

         Hendrickson holds a bachelor of science degree in chemical engineering from the University of Pennsylvania and a master of business administration degree from American University in Washington, D.C.

         Hendrickson will begin his employment on Oct. 15, 2001. Chamberlain will continue in his interim CEO role up to Hendrickson's hire date. Conte will continue as the company's interim chairman.

         BioSource International Inc. is a broad-based life sciences company focused on providing integrated solutions in the areas of functional genomics, proteomics and drug discovery through the development, manufacturing, marketing and distribution of unique biologically active reagent systems that facilitate, enable and accelerate pharmaceutical development and biomedical research.

         This news release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, the company claims the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include but are not limited to the company's ability to expand its product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in the company's sales strategy and product development plans, competitive pricing pressures, continued market acceptance of the company's products, name recognition of the company's products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying patterns issues, one-time events and other important factors disclosed previously and from time to time in the company's filings with the Securities and Exchange Commission. These cautionary statements by the company should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the company. The company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections" or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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